UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

CVB Financial Corp. (the “Company”) is filing the slide presentation that its President and Chief Executive Officer, Chris Myers, intends to present to investors at the FIG Partners’ 4th Annual West Coast Bank CEO Forum on February 7, 2013 in San Francisco, California. The slide presentation is included as Exhibit 99.1 of this report. The information in this report (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other documents filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set for the by specific reference in such filing.

Item 8.01	Other Events

On February 6, 2013, CVB Financial Corp. issued a press release relating to its President and Chief Executive Officer, Chris Myers’ presentation of the slides in Exhibit 99.1 to investors at the FIG Partners’ 4th Annual West Coast Bank CEO Forum in San Francisco, California on February 7, 2013. A copy of this press release is attached hereto as Exhibit 99.2 and is being furnished pursuant to this Item 8.01.

A copy of the slide presentation is available on the Company’s website at www.cbbank.com under “Our Investors” tab.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Copy of the slide presentation CVB Financial Corp. intends to provide to investors on February 7, 2013 (furnished pursuant to Regulation FD).
99.2	Press Release dated February 6, 2013, announcing CVB Financial Corp.’s presentation to investors at the FIG Partners’ 4th Annual West Coast CEO Forum in San Francisco, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: February 6, 2013	By:	/s/ Richard C. Thomas
Richard C. Thomas
Executive Vice President and
Chief Financial Officer

Exhibit Index

99.1	Copy of the slide presentation CVB Financial Corp. intends to provide to investors on February 7, 2013 (furnished pursuant to Regulation FD).

99.2	Press Release dated February 6, 2013, announcing CVB Financial Corp.’s presentation to investors at the FIG Partners’ 4th Annual West Coast CEO Forum in San Francisco, California.